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                                                                    EXHIBIT (10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 of our report dated April 27, 2010 relating to the financial statements of American General Life Insurance Company of Delaware Variable Account I and our report dated April 30, 2010 relating to the financial statements of American General Life Insurance Company of Delaware, which appear in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 26, 2010 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of American International Group, Inc., which appears in its Annual Report on Form 10-K and our Amended Annual Report dated March 31, 2010 on Form 10-K/A for the year ended December 31, 2009. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP


Houston, Texas
April 30, 2010